Exhibit 99.1

Tellurian reports progress made on Driftwood Project and Q1 financial results

HOUSTON, Texas – (Marketwired May 10, 2017) — Tellurian Inc. (Tellurian) (NASDAQ: TELL) reports significant progress made on its proposed Driftwood LNG terminal and Driftwood pipeline (together the Driftwood Project) during the first quarter of 2017. Notably, Tellurian:

•	Issued 23% of its common stock to Total for $207 million,

•	Closed a reverse subsidiary merger with Magellan Petroleum Corporation (Magellan) to become a public company which is listed on the Nasdaq,

•	Received authorization to export LNG to free trade agreement countries,

•	Submitted applications to the Federal Energy Regulatory Commission (FERC) to construct and operate the Driftwood Project, and

•	Engaged Société Générale as a financial advisor.

Tellurian also reported a net loss of $141 million, or ($0.92) per share (basic and diluted), for the three months ended March 31, 2017.

President and CEO Meg Gentle said, “Tellurian continues to consistently execute its plans to build a global natural gas business and has laid the foundation to design, permit, and finance the next world-scale LNG infrastructure in southwest Louisiana. We recently began marketing LNG to potential customers and we have received positive feedback and interest in our Driftwood Project which we expect to produce first LNG in 2022.”

Estimated Driftwood Project timeline

LTSK EPC contract	Mid-2017

LNG sales and purchase agreements	1H 2018

FERC construction authorization	Mid-2018

Liquefaction project financial close	Mid-2018

Begin construction	Mid-2018

Begin operations	2022

Q1 2017 Results

Tellurian reported a net loss attributable to common stockholders of $141 million for the three months ended March 31, 2017. Such net loss includes (i) $22 million of development expenses, which were primarily associated with the development of the Driftwood Project and related regulatory filings, (ii) $45 million of general and administrative expenses, which includes approximately $35 million of share-based compensation for employees and directors and share-based payment charges related to commercial development and management consulting contractors, and (iii) $78 million to impair goodwill that was recognized as a result of the merger with Magellan in February 2017.

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com	1

Total cash disbursements for the quarter were approximately $42 million, which included one-time payments of $12 million related to engineering, procurement and construction activities, $5 million of merger-related expenses, and $25 million of disbursements in the normal course of business.

As of March 31, 2017, Tellurian had $187 million of cash and cash equivalents, including the proceeds from Total’s investment.

About Tellurian Inc.

Tellurian was founded by Charif Souki and Martin Houston and is led by President and CEO Meg Gentle. Tellurian plans to build a natural gas business that includes development of Driftwood LNG, a 26 mtpa LNG export facility, and an associated pipeline. Tellurian intends to create value for shareholders by developing low-cost natural gas-related infrastructure, profitably delivering natural gas to customers worldwide and pursuing value-enhancing, complementary business lines in the energy industry. Tellurian is based in Houston, Texas and its common stock is listed on the Nasdaq Capital Market under the symbol “TELL”.

For more information, please visit www.tellurianinc.com.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “initial,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements herein relate to, among other things, the performance, timing, cost, construction, capacity, financing and permitting of Tellurian’s Driftwood Project and our entry into LNG sale and other contracts and the timing and terms of those contracts. These statements involve a number of known and unknown risks, which may cause actual results to differ materially from expectations expressed or implied in the forward-looking statements. These risks include uncertainties about the development and performance of the Driftwood Project, other matters discussed in the “Risk Factors” section of Exhibit 99.1 to the Current Report on Form 8-K/A filed by Tellurian with the Securities and Exchange Commission (the “SEC”) on March 15, 2017, and other filings with the SEC, all of which are incorporated by reference herein. Contracts may not be entered into on expected terms, in the expected time frame or at all. The forward-looking statements in this press release speak as of the date of this release. Although Tellurian may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Contact:

MEDIA: Joi Lecznar/SVP Public Affairs and Communication

Phone +1.832.962.4044 / joi.lecznar@tellurianinc.com

INVESTORS: Amit Marwaha/Director, Investor Relations

Phone +1.832.485.2004 / amit.marwaha@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com	2